UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025, the Board of Directors (the “Board”) of Adagio Medical Holdings, Inc. (the “Company”) increased the size of the Board from six to seven directors and appointed Sean Salmon as a Class II director of the Company, with his term expiring at the Company’s 2026 annual meeting of stockholders. Mr. Salmon was appointed as a member of the Audit Committee and Compensation Committee of the Board.

Sean Salmon, age 60, served as Executive Vice President and President of Medtronic’s Cardiovascular Portfolio from January 2021 to September 2025. Mr. Salmon previously served as Medtronic’s Executive Vice President and President of the Diabetes Operating Unit (previously known as Diabetes Group) from October 2019 to May 2022. Prior to that, he served as Senior Vice President and President of Coronary and Structural Heart Business within the Cardiac and Vascular Group of Medtronic beginning in July 2014, having held other positions of increasingly responsibility with Medtronic since 2004. Prior to joining Medtronic, Mr. Salmon worked at C.R. Bard and Johnson & Johnson. Mr. Salmon holds a B.S. degree from Boston University and an M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Salmon will receive compensation for his board service consistent with the Company’s non-employee director compensation policy, as described under the caption “Non-Employee Director Compensation” in the Company’s most recent definitive proxy statement, filed with the Securities and Exchange Commission on November 4, 2025, which is incorporated herein by reference.

The Company and Mr. Salmon also entered into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Salmon for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as a director of the Company.

There are no arrangements or understandings between Mr. Salmon and any other persons pursuant to which Mr. Salmon was selected as a director. There are no relationships or transactions in which Mr. Salmon has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2025

Adagio Medical Holdings, Inc.

By:	/s/ Todd Usen
Name:	Todd Usen
Title:	Chief Executive Officer

3